UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Personalis, Inc.

(Name of Registrant as Specified In Its Charter)

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PERSONALIS, INC.

1330 O’Brien Drive

Menlo Park, California 94025

SUPPLEMENT TO PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 17, 2022

Dear Stockholder:

This proxy statement supplement, dated May 4, 2022 (this “Supplement”), supplements the definitive proxy statement on Schedule 14A of Personalis, Inc., a Delaware corporation (the “Company”), dated April 1, 2022 (the “Proxy Statement”) for the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 17, 2022 at 9:00 a.m. Pacific Time virtually via live webcast at www.virtualshareholdermeeting.com/PSNL2022 (the “Annual Meeting). This Supplement updates the Summary Compensation Table and related narrative information under the “Executive Compensation” section of the Proxy Statement to reflect the determination of 2021 annual performance-based cash bonus amounts for Mr. Tachibana and Dr. Chen, which were approved by Compensation Committee of the Company’s Board of Directors on April 30, 2022. In addition, this Supplement corrects an error in the Proxy Statement with respect to the maximum achievable payout percentage for each of the 2021 revenue performance goals. The maximum achievable payout percentage for each 2021 revenue performance goal was 160%, rather than 125%.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

EXCEPT AS SPECIFICALLY SUPPLEMENTED BY THE INFORMATION CONTAINED HEREIN, THIS SUPPLEMENT DOES NOT MODIFY ANY OTHER INFORMATION SET FORTH IN THE PROXY STATEMENT.

EXECUTIVE COMPENSATION

The following table shows for the years ended December 31, 2021 and 2020, the compensation awarded to or paid to, or earned by, our Chief Executive Officer and each of our two other most highly compensated executive officers.

Summary Compensation Table for 2021

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
John West	2021	587,500	1,061,025	2,677,575	601,600	1,500	4,929,200
President, Chief Executive Officer, and Director	2020	537,500	—	2,349,638	495,000	1,000	3,383,138

Aaron Tachibana	2021	443,750	1,656,400	646,625	214,775	1,500	2,963,050
Chief Financial Officer	2020	412,500	391,875	519,144	190,000	1,000	1,514,519

Richard Chen, M.D., M.S.	2021	468,750	1,656,400	707,875	222,188	1,500	3,056,713
Chief Scientific Officer	2020	437,500	178,125	619,836	200,000	1,000	1,436,461

(1)

Amounts represent the grant date fair value of the stock awards granted to the named executive officers during 2020 and 2021 as computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 9 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the named executive officers.

(2)

Amounts represent the aggregate grant date fair value of stock options granted to our named executive officers during 2020 and 2021, computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 9 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the named executive officers.

(3)

Amounts represent annual performance-based cash bonuses earned by our named executive officers based on the achievement of certain corporate performance objectives and individual performance during 2020 and 2021. For more information regarding these bonuses, see below under “Narrative to Summary Compensation Table—Annual Bonus Plan.”

(4)	Amounts represent matching contributions under our 401(k) plan during 2020 and 2021.

Annual Bonus Plan

Our executive officers are eligible to receive performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve pre-defined performance goals and to reward our executives for individual achievement toward these goals. The performance-based bonus each executive officer is eligible to receive is generally based on the extent to which we achieve the corporate goals that our Board of Directors or Compensation Committee establishes and is paid annually. Annually, the Compensation Committee reviews the Company’s performance and determines the actual bonus payout to be awarded to each of our eligible executive officers.

For 2021, our named executive officers were eligible to earn annual cash bonuses based on the Compensation Committee’s determination of achievement of certain performance objectives recommended by it and approved by our Board of Directors.

Variable cash incentives offered to these named executive officers during 2021 afforded the opportunity for our Chief Executive Officer to earn up to 80% of his base salary and our other named executive officers to earn up to 40% of their base salary based on the achievement of certain financial, operational, and research and development metrics, each with separate, varied weightings. These performance goals for 2021 consisted of total GAAP-based revenue and GAAP-based revenue excluding revenue from the U.S. Department of Veterans Affairs Million Veteran Program recognized in 2021 (weighted at 30% and 40%, respectively), gross margin (weighted at 10%), external collaborative studies (weighted at 10%), and certain operational goals related to anticipated future regulatory approvals and reimbursement (weighted at 10%). Generally, threshold achievement of the applicable revenue goal resulted in payout with respect to that goal of 90%, up to a maximum of 160% payout for maximum achievement, and 100% payout at target achievement; threshold achievement of the applicable non-revenue goal resulted in payout with respect to that goal of 100% at target achievement. Typically, our Chief Executive Officer provides an evaluation of the Company’s overall performance against goals and makes a recommendation for the funding of the plan and the individual awards. Based on the Compensation Committee’s assessment, the final awards are determined, making adjustments up or down for the actual incentive cash paid for each of these named executive officers, to reflect the individual’s contributions to our corporate goals. During 2021, 128% of our goals were achieved, resulting in our Chief Executive Officer achieving 102.4% of his target variable cash opportunity. The objectives with respect to the 2021 incentive bonuses were aggressive, but attainable. Consistent with prior years, we established these 2021 objectives to be stretch goals that are intentionally challenging such that performance at target would require significant achievements across multiple performance criteria.

The 2021 annual bonuses were as follows:

Named Executive Officer	2021 Base Salary	2021 Bonus Target	2021 Corporate Goal Achievement	2021 Bonus Achievement(1)
John West	$600,000	80%	128%	102.4%
Aaron Tachibana	$450,000	40%	128%	48.4%
Richard Chen, M.D., M.S.	$475,000	40%	128%	47.4%

(1)	2021 Bonus Achievement Percentage based on salary actually paid in 2021, as shown in the “Salary” column of the Summary Compensation Table set forth above.

Voting Matters

As set forth in the Proxy Statement, you are being asked to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers. Except as set forth herein regarding the details of the annual performance-based cash bonus amount earned in 2021 for certain named executive officers and the correction to maximum achievable payout percentage for each of the 2021 revenue performance goals, there is no change to PROPOSAL 3—APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, included in the Proxy Statement.

Please note that any proxy card that you requested or that we elected to deliver has not changed and may still be used to vote your shares in connection with the Annual Meeting. If you have already submitted your vote, you do not need to take any further action. Information on how to vote your shares and how to change your vote or revoke your proxy is contained in the Proxy Statement. The Company urges stockholders to vote their shares prior to the Annual Meeting by using one of the methods described in the Proxy Statement.

By Order of the Board of Directors,

/s/ Aaron Tachibana
Aaron Tachibana
Chief Financial Officer

Menlo Park, California

May 4, 2022